                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As Independent Public Accountants, we hereby consent to the use of our Report (and to all references to our Firm) relating to our audits of the financial statements of Physicians Clinical Laboratory, Inc. for the fiscal years ended February 29(28), 1996 and 1995 included in or made a part of this Registration Statement on Form S-3 of Nu-Tech Bio-Med, Inc.

                                          ARTHUR ANDERSEN LLP

Sacramento, California
June 27, 1997